UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

5511C Ekwill Street, Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On August 31, 2017, the Company filed a Withdrawal of Certificate of Designation for its original Series A Preferred Stock with the Secretary of State of Nevada. On September 4, 2017, the Board of Directors of Carbon Sciences, Inc., a Nevada corporation (the “Company”), authorized (a) the execution and recording with the Nevada Secretary of State of a new Certificate of Designation for its new Series A Preferred Stock, authorizing up to 1,000 shares of it, and (b) the issuance of 1,000 shares of Series A Preferred Stock to the Company’s President and Director, William E. Beifuss, Jr.

The terms of the Series A Preferred Stock are discussed more fully in Item 3.03 of this filing.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution of them.

Item 3.03 Material Modification to Rights of Security Holders.

On August 31, 2017, the Company filed a Withdrawal of Certificate of Designation for its original Series A Preferred Stock with the Secretary of State of Nevada.

On or about September 7, 2017, the Company filed a Certificate of Designation for its new Series A Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a par value of $0.001 per share. The shares of Series A Preferred Stock do not have a dividend right or rate, or liquidation preference, and are not convertible into shares of common stock.

For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after September 7, 2017, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to any proposal relating to (a) any amendment to the Company’s Articles of Incorporation changing the name of the Company, (b) increasing the authorized share capital of the Company, and (c) effecting any reverse stock split of the Company’s issued and outstanding shares of capital stock. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of such shareholder vote, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

The shares of the Series A Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following: (i) a date one hundred twenty (120) days after the effective date of the Certificate, (ii) on the date that Mr. Beifuss ceases, for any reason, to serve as officer, director or consultant of the Company, or (iii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in this Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.2.

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2017, the Company’s Board of Directors authorized an amendment to its Articles of Incorporation for the withdrawal of its original Series A Preferred Stock. The form of the Withdrawal of Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

On September 4, 2017, the Company’s Board of Directors authorized an amendment to its Articles of Incorporation for the creation of a new Series A Preferred Stock authorizing up to 1,000 shares of it and the issuance of 1,000 shares of the newly authorized Series A Preferred Stock to William Beifuss, Jr., the President and a director of the Company. The rights and privileges of the Series A Preferred Stock are discussed more fully above in Item 3.03 of this report, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.2.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Withdrawal of Series A Certificate of Designation of Carbon Sciences, Inc.

3.2	Series A Certificate of Designation of Carbon Sciences, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.
(Registrant)

Date: September 7, 2017	By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr., President

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